                                                                      Exhibit 21

           Name                                        State of Incorporation
           ----                                        ----------------------
MFP, Inc.                                                    Tennessee

Broadcast, Cable & Satellite Technologies, Inc.                 Texas

Urban Broadcasting Systems, Inc.                                Texas

Collector's Edge of Tennessee, Inc.                          Tennessee

SAH Acquisition Corporation                                  Tennessee

SAH Acquisition Corporation II                               Tennessee
